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                     LOGIX COMMUNICATIONS ENTERPRISES, INC.
                             1999 STOCK OPTION PLAN


         1. PURPOSE. The purpose of this Logix Communications Enterprises, Inc. 1999 Stock Option Plan (the "PLAN") is to encourage key employees, independent contractors and non-employee board members of Logix Communications Enterprises, Inc. (the "COMPANY") and its parent and future subsidiaries (collectively "RELATED CORPORATIONS"), by providing opportunities to participate in the ownership of the Company and its future growth through (a) the grant of options which qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "CODE"); and (b) the grant of options which do not qualify as ISOs ("NON-QUALIFIED OPTIONS"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "OPTION" and collectively as "OPTIONS." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code.

         2.  ADMINISTRATION OF THE PLAN.

                  A. BOARD OR COMMITTEE ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "BOARD") or by a committee appointed by the Board (the "COMMITTEE"). Hereinafter, all references in this Plan to the Committee shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Option by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to
(i) determine to whom (from among the class of persons eligible under paragraph 3 to receive Options) Options shall be granted; (ii) determine the time or times at which Options shall be granted; (iii) determine the purchase price of shares subject to each Option, which prices shall not be less than the minimum price specified in paragraph 6; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as the repurchase of the Options or shares received upon the exercise of Options are to be imposed and the nature of such restrictions, if any, and (vii) interpret and prescribe and rescind rules and regulations relating to the Plan. If the Committee determines to issue an ISO, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

                  B. COMMITTEE ACTIONS. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as its members may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee. From time to

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time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

         3. ELIGIBLE EMPLOYEES. Options may be granted only to employees, independent contractors and non-employee members of the Board of the Company and any Related Corporation; PROVIDED, HOWEVER, that ISOs may only be granted to employees of the Company or a Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an Option. The granting of any Option to any individual shall neither entitle that individual to, nor disqualify him from, participation in any other grant of Options.

         4. STOCK. The stock subject to Options shall be authorized but unissued shares of Common Stock of the Company, par value $0.01 per share (the "COMMON STOCK"). The aggregate number of shares which may be issued pursuant to the Plan is 2,302,021, subject to adjustment as provided in paragraph 13. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject to such Option shall again be available for grants of Options under the Plan.

         5. GRANTING OF OPTIONS. Options may be granted under the Plan at any time on or after November 5, 1999 and prior to November 4, 2009. The date of grant of an Option under the Plan will be the date specified by the Committee at the time it grants the Option; PROVIDED, HOWEVER, that such date shall not be prior to the date on which the Committee acts to approve the grant.

         6.  MINIMUM OPTION PRICE; ISO LIMITATIONS.

                  A. PRICE FOR NON-QUALIFIED OPTIONS. The exercise price per share specified in the agreement relating to each Non-Qualified Option granted under the Plan shall in no event be less than the minimum legal consideration required therefore under the laws of Oklahoma or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

                  B. PRICE FOR ISOs. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

                  C. $100,000 ANNUAL LIMITATION ON ISO VESTING. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become

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exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options.

                  D. DETERMINATION OF FAIR MARKET VALUE. If the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall mean the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market.

         7. OPTION DURATION. Subject to earlier termination as provided in paragraphs 9 and 10 or in the agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under paragraph 6(B). Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

         8. EXERCISE OF OPTION. Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

                  A. VESTING. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

                  B. FULL VESTING OF INSTALLMENTS. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

                  C. PARTIAL EXERCISE. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

                  D. ACCELERATION OF VESTING. The Committee shall have the right to accelerate the date that any installment of any Option becomes exercisable; provided that the Committee

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shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(C).

         9. TERMINATION OF EMPLOYMENT. Unless otherwise specified in the agreement relating to such ISO, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate on the earlier of (a) ninety (90) days after the date of termination of his or her employment, or (b) their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. For purposes of this paragraph 9, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this paragraph 9, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Option the right to be retained in employment by the Company or any Related Corporation for any period of time.

         10. DEATH; DISABILITY.

                  A. DEATH. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her death, any ISO owned by such optionee may be exercised, to the extent otherwise exercisable on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of the ISO or (ii) twelve months from the date of the optionee's death.

                  B. DISABILITY. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her disability, such optionee shall have the right to exercise any ISO held by him or her on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, until the earlier of the specified expiration date of the ISO or twelve months from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in
Section 22(e)(3) of the Code or any successor statute.

         11. ASSIGNABILITY. No Option shall be assignable or transferable by the grantee except by will, by the laws of descent and distribution or, in the case of Non-Qualified Options only, pursuant to a valid domestic relations order. Except as set forth in the previous sentence, during the lifetime of a grantee each Option shall be exercisable only by such grantee.

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         12. TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may specify that any Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

         13. ADJUSTMENTS. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to such optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

                  A. STOCK DIVIDENDS AND STOCK SPLITS. If the shares of common stock of the Company shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of its common stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

                  B. RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than in connection with a transaction described in subparagraph C below) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of common stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised his Option prior to such recapitalization or reorganization.

                  C. CHANGE IN CONTROL EVENTS. In the event any Change in Control Event (as defined below) occurs, each Option then outstanding shall, immediately prior to such Change in Control Event (except as set forth in subparagraph E below), become nonforfeitable and exercisable in full. A Change in Control Event shall mean any of the following:

            1. Any transaction in which shares of voting securities of the Company are sold or transferred by the Company or shareholders of the Company, as a result of which those persons and entities who own voting securities of the Company prior to such transaction own less than fifty percent (50%) of the outstanding voting securities of the Company after such transaction;

            2. The merger or consolidation of the Company with or into another entity as a result of which less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting entity are owned by those persons and entities who own voting securities of the Company prior to such merger or consolidation; or

            3. The sale of all or substantially all of the Company's assets to an entity of which less than fifty percent (50%) of the outstanding voting securities of such entity are owned by those persons and entities who own voting securities of the Company at the time of such asset sale.

The existence of any Option shall not in any way prevent any Related Corporation from engaging in any of the transactions described in this subparagraph C, nor shall it confer any rights upon the holder of any such Option to participate in any such transaction, except those expressly conferred by the Plan and the agreement pursuant to which such Option shall have been granted. Nothing contained in this Plan shall prevent the assumption of an Option, or the substitution of a new option for an Option, by any corporation, or the parent or subsidiary of any corporation, that becomes the employer of an optionee by reason of a merger, consolidation or acquisition; PROVIDED, HOWEVER, that with respect to an ISO, the following additional conditions are applicable:

            1. the excess of the aggregate fair market value of the shares subject to the Option immediately after the substitution or assumption over the aggregate option price of such shares is not more than the excess of the aggregate fair market value of the shares subject to the Option immediately before such substitution or assumption over the aggregate option price of such shares; and

            2. the new option or the assumption of the old Option does not give the optionee additional benefits that the optionee did not have under the old Option.

                  D. MODIFICATION OF ISOS. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

                  E. DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

                  F. ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the

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number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

                  G. FRACTIONAL SHARES. No fractional shares shall be issued under the Plan and the optionee shall receive cash in lieu of such fractional shares.

                  H. ADJUSTMENTS. Upon the happening of any of the events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

         14. MEANS OF EXERCISING OPTIONS. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by (i) an instrument of accession providing that the optionee agrees to be bound by the terms, rights and obligations applicable to "Shareholders" under any applicable shareholders' agreement by and among the Company and its stockholders, and (ii) full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of already-owned shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

         15. TERM AND AMENDMENT OF PLAN. This Plan was adopted by the Board on November 5, 1999, subject, with respect to the validation of ISOs granted under the Plan, to approval of the Plan by the stockholders of the Company at the next Meeting of Stockholders or, in lieu thereof, by written consent. If the approval of stockholders is not obtained prior to November 5, 2000, any grants of ISOs under the Plan made prior to that date will be rescinded. The Plan shall expire at the end of the day on November 4, 2009 (except as to Options

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outstanding on that date). Subject to the provisions of paragraph 5 above,
Options may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the benefits accruing to participants under the Plan may not be materially increased; (c) the requirements as to eligibility for grants of ISOs may not be modified; (d) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (e) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); (f) the expiration date of the Plan may not be extended; and (g) the Board may not take any action which would cause the Plan to fail to comply with Rule 16b-3. Except as otherwise provided in this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without such grantee's consent, under any Option previously granted to such grantee.

         16. CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS. The Committee, at the written request or with the written consent of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action.

         17. CANCELLATION OF OPTIONS. The Board may, in its sole discretion, in cases involving a serious breach of conduct by an employee or former employee, or activity of a former employee in competition with the business of the Company or a Related Corporation, cancel any Option, whether vested or not, in whole or in part. Such cancellation shall be effective as of the date specified by the Board. Without limitation, activities which shall constitute a serious breach of conduct include: (i) the disclosure or misuse of confidential information or trade secrets; (ii) activities in violation of the policies of the Company or any Related Corporation, including without limitation, the Company's insider trading policy; (iii) the violation or breach of any material provision in any employment contract or agreement among the employee and any Related Corporation; (iv) engaging in conduct relating to the optionee's employment with the Company or any Related Corporation for which either criminal or civil penalties may be sought; (v) engaging in activities which adversely affects or which are contrary or harmful to the interests of the Company, any Related Corporation or its business operations, and (vi) engaging in competition with the Company during employment or within two (2) years following termination of employment with the Company or Related Corporation. The determination of whether an employee or former employee has engaged in a serious breach of conduct or activity in competition with the business of a Related Corporation shall be determined by the Board in good faith and in its sole discretion.

         18. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

         19. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after he makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or
(b) the date one year following the date the ISO was exercised.

         20. WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the exercise of a Non-Qualified Option, the making of a Disqualifying Disposition (as defined in paragraph 19), the vesting or transfer of securities acquired on the exercise of an Option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income. The Committee in its discretion may condition the exercise of an Option, or the vesting or transferability of restricted stock or securities acquired by exercising an Option, on the optionee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the optionee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the optionee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of an Option shares having an aggregate fair market value equal to the amount of such withholding taxes.

         21. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares. Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise Options under the Plan, and the Company may be required to file tax information returns reporting the income received by grantees of Options in connection with the Plan.

         22. GOVERNING LAW. The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of Oklahoma, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

The undersigned hereby certify that they are all the Directors of Logix Communications Enterprises, Inc. entitled to vote on the foregoing matters and they hereby consent to the foregoing 1999 Stock Option Plan.



/s/ Everett R. Dobson                                /s/ Russell L. Dobson
-----------------------------                        --------------------------
    Everett R. Dobson                                    Russell L. Dobson


/s/ Stephen T. Dobson                                /s/ Dana L. Schmaltz
-----------------------------                        --------------------------
    Stephen T. Dobson                                    Dana L. Schmaltz


/s/ Justin L. Jaschke                                /s/ Albert H. Pharis, Jr.
-----------------------------                        --------------------------
    Justin L. Jaschke                                    Albert H. Pharis, Jr.

                           APPROVED FORM OF AGREEMENT
         LOGIX COMMUNICATIONS ENTERPRISES, INC. 1999 STOCK OPTION PLAN

                     LOGIX COMMUNICATIONS ENTERPRISES, INC.

                        INCENTIVE STOCK OPTION AGREEMENT

         This Agreement is made as of November 5, 1999 (the "Date of Grant"), by and between Logix Communications Enterprises, Inc., an Oklahoma corporation (the "Corporation"), and GRANTEE NAME. (the "Optionee").

                            W I T N E S S E T H :

         WHEREAS, the Board of Directors of Logix Communications Enterprises, Inc. (the "Board") adopted, with subsequent shareholder approval, the Logix Communications Enterprises, Inc. 1999 Stock Option Plan (the "Plan"); and

         WHEREAS, the Plan provides for the granting of stock options by the Board to key employees of the Corporation to purchase or to exercise certain rights with respect to the Corporation's shares of Common Stock, with a par value of $0.01, in accordance with the terms and provisions of the Plan; and

         WHEREAS, the Board considers the Optionee to be a person who is eligible for a grant of stock options under the Plan, and has determined that it would be in the best interest of the Corporation to grant the incentive stock options documented herein.

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby agree as follows:

         1. GRANT OF OPTION. Subject to the terms and conditions set forth in this Agreement and the Plan, the Corporation hereby grants to the Optionee, as a stock option, the right to purchase from the Corporation, during the term of this Option, an aggregate of NUMBER OF SHARES shares ("Option Shares") of the Corporation's Common Stock, with a par value of $0.01 per share (the "Common Stock"), at an exercise price of $2.67 per share (the "Option"), said exercise price being not less than 100% of the fair market value of the Common Stock on the Date of Grant; PROVIDED, HOWEVER, that if the Optionee owns, immediately prior to the grant of the Option, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or a Related Corporation (as defined in the Plan) ("Ten-Percent Owner"), the exercise price shall be at least 110% of the fair market value of the Common Stock on the Date of Grant. This Option is intended to be, and shall be treated as, an "incentive stock option" as defined in Section 422(b) of the Internal Revenue Code of 1986.

         2. VESTING OF OPTIONS. Subject to the provisions of paragraphs 9, 10, 11 and 12 of the Plan and the provisions of this Agreement, the Options granted herein shall vest at the rate of twenty percent (20%) per annum on each annual anniversary of the Date of the Grant.

         3. TERM. This Option shall commence on Date of Grant and shall terminate in accordance with the provisions of paragraph 5 below.

         4. INSTALLMENT EXERCISE. Vested Options may be exercisable within the Term of Option either in full or in two (2) installments, at the election of the Optionee; PROVIDED, HOWEVER, that as to each installment the amount due for all shares exercised by the installment must be paid at the time of exercise.

         5.  TERMINATION OF OPTION.

                  (a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised by Optionee, shall terminate and become null and void after the expiration of ten (10) years from the Date of Grant (the "Option Term"); PROVIDED, HOWEVER, that the Option Term with respect to a Ten-Percent Owner shall be five (5) years from the Date of Grant.

                  (b) Upon the occurrence of the Optionee's ceasing for any reason to be employed by the Employer (such occurrence being "a termination of the Optionee's employment"), the Option, may be exercised, to the extent the Optionee is vested, outstanding and exercisable upon the termination of employment, within ninety (90) days following such termination of employment, except in a case where the termination of the Optionee's employment is by reason of retirement, disability or death.

                  (c) Upon termination of the Optionee's employment by reason of retirement, disability or death, the Option shall be immediately vested and may be exercised during the following periods, but only to the extent that the Option was, if vested, exercisable on any such date of retirement, disability or death: (i) the one-year period following the date of such termination of the Optionee's employment in the case of a disability (within the meaning of Section 22(e)(3) of the Code); (ii) the one (1) year period following the date of death, in the case of the Optionee's death during Optionee's employment by the Employer; and (iii) the ninety (90) day period following the date of such termination in the case of retirement on or after attainment of age 65, or in the case of disability other than as described in (i) above. In no event, however, shall any such period extend beyond the Option Term set forth in paragraph 5(a) above.

                  (d) In the event of the death (or if appropriate, disability) of the Optionee, the Option if otherwise eligible to be exercised, may be exercised by the Optionee's legal representative(s).

                  (e) A transfer of the Optionee's employment between the Corporation and any Related Corporation, or between any Related Corporations, shall not be deemed to be a termination of the Optionee's employment.

         6.       EXERCISE OF OPTIONS.

                  (a) The Option may be exercised only by written notice to the Corporation in the form substantially similar to the form of Exhibit "A," attached hereto; signed by the Optionee and delivered in person or by certified or registered mail, return receipt requested, to the President of the Corporation, or other authorized representative of the Corporation, prior to the termination of the Option as set forth in paragraph 5 above, accompanied by full payment of the exercise price for the number of shares of Common Stock being purchased upon such exercise, unless in the sole discretion of the Compensation Committee, as allowed by the Plan, an alternative payment method is agreed to by the Company and Optionee.

                  (b) Either at the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Corporation, the Optionee shall make adequate provision for the federal and state tax withholding obligations of the Corporation, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or part, of the Option, (ii) the transfer, in whole or in part, of any shares of Common Stock acquired on exercise of the Option, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares of Common Stock acquired on exercise of the Option.

                  (c) On the exercise date specified in the Optionee's notice or as soon thereafter as is practicable, the Corporation shall cause to be delivered to the Optionee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Common Stock or required Common Stock, as the Corporation may elect) upon full payment for such Option Shares. The obligation of the Corporation to deliver Common Stock shall, however, be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Common Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

                  (d) If the Optionee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Optionee's right to purchase such Option shares may be terminated by the Corporation. The date specified in the Optionee's notice as of the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option shares to be purchased upon such exercise shall have been received by such date.

         7. CANCELLATION OF OPTIONS. Except upon the occurrence of a Change in Control Event, the Board may, in its sole discretion, in cases involving a serious breach of conduct by the Optionee or activity of an Optionee in competition with the business of the Corporation, cancel the Option, whether or not vested, in whole or in part. Such cancellation shall be effective as of the date specified by the Board. Without limitation, activities which shall constitute a serious breach of conduct include: (i) the disclosure or misuse of confidential information or trade secrets; (ii) activities in violation of the Corporation's policies, including, without limitation, the Corporation's insider trading policy; (iii) the violation or breach of any material provision in any employment contract or agreement among the Optionee and the Corporation; (iv) engaging in conduct relating to the Optionee's employment with the Corporation for which either criminal or civil penalties may be sought; and (v) engaging in activities which adversely affect or which are contrary or harmful to the interests of the Corporation or their respective business operations. The determination of whether an Optionee has engaged in a serious breach of conduct or activity in competition with the business of the Corporation shall be determined by the Board in good faith exercise of judgment, but in its sole discretion.

         8. NON-TRANSFERABILITY OF OPTION. The Option hereunder shall be exercisable only by the Optionee (or any guardian or other legal representative of the Optionee, if applicable) and the Option shall not be transferable except in case of the death of the Optionee, by will or the laws of descent and distribution. The Option shall not be subject to attachment, execution or other similar process by any creditor of Optionee. In the event of (a) any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Corporation may terminate the Option at any time prior to exercise by Optionee, or Optionee's authorized representative, by notice to the Optionee, or Optionee's authorized representative, by notice to the Optionee and it shall thereupon become null and void.

         9. CHANGE OF CONTROL. In the event of any Change in Control Event, as that term is defined in the Plan, each Option then outstanding shall, immediately prior to such Change in Control Event, be fully vested, nonforfeitable and exercisable in full at any time within thirty (30) days after the Change in Control Event, except to the extent previously exercised, forfeited or terminated. The Board may, in its sole discretion, arrange with the surviving, continuing or successor corporation, as the case may be, (the "Acquiring Corporation") to assume the Corporation's rights and obligations under this Option Agreement or substitute a comparable option for the Acquiring Corporation's stock for this Option. This Option shall terminate and cease to be outstanding effective as of the date of the Change in Control Event to the extent that the Option is neither (i) assumed or substituted for by the Acquiring Corporation on or before the effective date of Change of Control Event nor
(ii) exercised by the Optionee within thirty (30) days after the Change in Control Event.

         10. EFFECT OF CHANGE IN STOCK SUBJECT TO THE OPTION. In the event of certain corporate events, such as stock splits, the Board has retained the right, pursuant to the Plan, to increase or decrease the number of Option Shares, change the kind of shares available under the Option and/or increase or decrease the exercise price of the Option in order to preserve the benefits or potential benefits intended to be made available under the Plan.

         11. RIGHTS AS A SHAREHOLDER OR EMPLOYEE. The Optionee shall have no rights of a shareholder with respect to any shares of Common Stock covered by the Option until the date of the issuance of a certificate or certificates for the shares for which the Option has been properly exercised. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued, except as provided in paragraph 9 above. Nothing in the Option shall confer upon the Optionee any rights to continue in the employment of the Corporation or interfere in any way with any right of the Corporation with respect to the Optionee's employment.

         12. BINDING EFFECT. This Option Agreement shall inure to the benefit of the successors and assigns of the Corporation and be binding upon the Optionee and the Optionee's heirs, executors, administrators, successors and assigns.

         13. TERMINATION OR AMENDMENT OF THE PLAN. The Board may terminate or amend the Plan and may amend this Option at any time, PROVIDED, HOWEVER, that no such termination or amendment may adversely affect vested Options, without the consent of the Optionee, except as otherwise provided for in the Plan.

         14. INTEGRATED AGREEMENT. This Option Agreement and the Plan constitute the entire understanding and agreement of the Optionee and the Corporation with respect to the subject matter contained herein and therein, and there are no agreements, understandings, restrictions, representations, or warranties among the Optionee and the Corporation other than those as set forth or provided for herein and therein. To the extent contemplated herein and therein, the provisions of the Option Agreement and the Plan shall survive any exercise of the Option and shall remain in full force and effect.

         15. APPLICABLE LAW. This Option Agreement shall be governed by the laws of the State of Oklahoma.

         16. SUBJECT TO PLAN. Except as may be specifically set forth herein, the rights of the Optionee are subject to all of the terms and conditions of the Plan, the provisions of which are hereby incorporated by reference herein. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all terms and provisions thereof and further agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Option Agreement or the Plan.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Date of Grant.


                                       Logix Communications Enterprises, Inc.


                                       By:
                                          --------------------------------


                                       OPTIONEE:



                                          --------------------------------
                                                   GRANTEE NAME

                                   EXHIBIT AA@

                  NOTICE OF EXERCISE OF INCENTIVE STOCK OPTION








Logix Communications Enterprises, Inc.
3555 N.W. 58th Street, Suite 1000
Oklahoma City, OK 73112

Gentlemen:

         As of the date of this Notice, I hereby irrevocably exercise my option to acquire _________ shares of the Common Stock of Logix Communications Enterprises, Inc. for $________ per share in accordance with the terms and conditions of the Incentive Stock Option Agreement dated as of ___________________, 1999.

         Tendered herewith is my payment of $_____________ therefore and I request that a Certificate for such shares be issued in the name of _________________________ and delivered to __________________________.


                                   Sincerely,



                                   ---------------------------------
                                          GRANTEE NAME











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